Exhibit 99.1

December 06, 2023

Dear Shareholders:

I hope by now that many of you have had the chance to review my October update regarding general next steps for ElectraMeccanica. That letter will serve as helpful background for today’s update.

I also hope that you saw our press release last week announcing the resolution of all litigation activity in connection with the electric medium-duty truck manufacturer Tevva Motors Limited.

With the prior effort to combine with Tevva in the rear-view mirror - it’s time to look forward.

I’m pleased to report the following:

1.	The ElectraMeccanica team and Board - despite the obvious distractions - never slowed down on post-Tevva efforts to identify new promising candidates for our still-valid merger strategy. We’ve remained laser focused on taking every step possible to protect shareholder value in the short term and create it over the long term.

2.	There remains a great deal of interest across the larger electrification sector in ElectraMeccanica. High interest rates and a conservative commercial lending environment continue to make our cash and strong balance sheet valuable and attractive to potential merger candidates.

3.	Since the second week in October, 2023, we’ve engaged in methodical talks with over 20 different companies. These comprise both public and private entities across a diverse range of product sets - i.e., we’re evaluating various companies across the broader electrification spectrum. While we share stockholders’ sense of urgency around effecting a transaction, we also are mindful of the importance of careful and thorough due diligence.

4.	We’ve recently narrowed the focus of these efforts to just a handful of electric businesses. We’re conducting detailed, data- and performance-driven evaluations of these candidates right now, including site visits. Others continue to come in, giving us a backup pool of candidates, should we need it.

5.	Additionally, we are taking steps to further reduce our cash burn to even lower levels by year-end.

6.	To positively impact our balance sheet, we are also actively exploring a wider variety of ways to leverage our state-of-the-art, 235,000-square-foot manufacturing facility in Mesa, AZ.

I look forward to providing another update within the next month. Nothing is higher priority than getting ElectraMeccanica back into a viable position with the right merger partner to maximize revenue and profit as we advance electrification. In the meantime, please reach out to our shareholder relations team at: ir@emvauto.com with any questions.

Sincerely,

Susan Docherty, ElectraMeccanica CEO and Board Member

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this letter and oral statements made from time to time by representatives of the Company are or may constitute “forward-looking statements” as such term is used in applicable United States and Canadian laws and including, without limitation, within the meaning of the Private Securities Litigation Reform Act of 1995, for which the Company claims the protection of the safe harbor for forward-looking statements. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect,” “is expected,” “anticipates” or “does not anticipate,” “plans,” “estimates” or “intends,” or stating that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, our ability to identify, negotiate, and conclude strategic transactions that increase shareholder value, and other risks of the automotive industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this letter can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. Accordingly, readers should not place undue reliance on forward-looking statements contained in this letter and in any document referred to in this letter. This letter shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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